Exhibit 99.1

Globalscape Announces Financial Results for Third Quarter 2014

Year to Date Revenue in 2014 is Highest in Company History

SAN ANTONIO — November 5, 2014 — GlobalSCAPE, Inc. (NYSE MKT: GSB), a leading developer of secure information exchange solutions, announced today its financial results for the three and nine month periods ended September 30, 2014.

Revenue for the third quarter of 2014 was $6.5 million, which is the second highest quarterly revenue in Globalscape’s history. This result is an increase of 2 percent when compared with revenue of $6.3 million for third quarter of 2013.

Revenue for the nine months ended September 30, 2014, was $18.9 million, which is the highest combined three consecutive quarter revenue in Globalscape’s history. This result is an increase of 4 percent when compared with revenue of $18.1 million for the nine months ended September 30, 2013.

Deferred revenue, which can be an indicator of future revenue trends, was $14.2 million at September 30, 2014, compared with $10.7 million at September 30, 2013, or an increase of 33 percent.

For the third quarter of 2014, the Company had net income of $782,000 compared with net income of $2.3 million for the third quarter of 2013. Earnings per share was $0.04 for the third quarter of 2014 compared with $0.12 for the third quarter of 2013.

For the nine months ended September 30, 2014, the Company had net income of $1.8 million compared with net income of $3.2 million for the nine months ended September 30, 2013. Earnings per share was $0.09 for the nine months ended September 30, 2014, compared with $0.17 for the nine months ended September 30, 2013.

Net income for the three and nine months ended September 30, 2013, included infrequent items resulting from the TappIn intangible impairment and earnout liability elimination which occurred in the third quarter of fiscal 2013.  Net income excluding infrequent items for the three and nine months ended September 30, 2013, was $946,000 and $1.8 million, respectively. Basic and diluted earnings per share excluding infrequent items for the three and nine months ended September 30, 2013, was $0.05 and $0.10, respectively.

Adjusted EBITDA Excluding Infrequent Items was $1.5 million for the third quarter of 2014 compared with $1.9 million for the third quarter of 2013.  Adjusted EBITDA Excluding Infrequent Items was $3.4 million for the nine months ended September 30, 2014, compared with $3.9 million for the nine months ended September 30, 2013.

Net income excluding infrequent items, and adjusted EBITDA excluding infrequent items, are not measures of financial performance under GAAP and have limitations as analytical tools and when assessing the Company’s operating performance. These measures should not be considered in isolation from or as a substitute for net income or other income statement data prepared in accordance with GAAP.

Cash, cash equivalents and long-term investments were $12.4 million at September 30, 2014.  During the third quarter of 2014 the Company repaid all its notes payable and no longer has any notes payable or long term debt.

“We continue to be pleased with the momentum we are building in 2014. Delivering the second highest revenue quarter in the company’s history, which followed the highest quarter ever in the second quarter of this year, is a powerful indication of the success of our ongoing investments in the sales, channel, demand generation and product development programs that we outlined earlier this year,” said James Bindseil, Globalscape’s President and Chief Executive Officer.   “We remain confident in the plans that we have in place and in our ability to achieve our long-term operational and financial objectives. Our leading edge indicators, such as bookings and the sales pipeline, continue to show a positive trajectory that we believe will begin to mature even more as these initiatives continue to develop.”

Conference Call November 5, 2014 at 4:30 p.m. ET
Globalscape management will hold a conference call Wednesday, November 5, 2014, at 4:30 p.m. Eastern Time/3:30 p.m. Central Time to discuss financial results and other corporate matters for the third quarter of 2014. Those wanting to join should call 888-481-2877 or 719-457-2628 and use Conference ID # 9296867. A live webcast of the conference call will also be available in the investor relations page of the company's website at www.Globalscape.com. A webcast replay of the conference call will be available on the Company’s website through December 5, 2014.

About Globalscape
San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE MKT: GSB) ensures the reliability of mission-critical operations by securing sensitive data and intellectual property. Globalscape’s suite of solutions features the EFT platform, the industry-leading enterprise file transfer solution that delivers military-grade security and a customizable platform for achieving best-in-class control and visibility of data in motion or at rest, across multiple locations. Founded in 1996, Globalscape is a leading enterprise solution provider of secure information exchange software and services to thousands of customers, including global enterprises, governments, and small businesses. For more information, visit www.Globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2013 calendar year, filed with the Securities and Exchange Commission on March 27, 2014.

INVESTOR RELATIONS CONTACT
Contact: Jim Fanucchi
Phone Number: (408) 404-5400
Email: ir@globalscape.com

PRESS CONTACT
Contact: Christen Gentile
Phone Number: (210) 308-8267
Email: PR@globalscape.com

GlobalSCAPE, Inc.
Condensed Consolidated Balance Sheets
(in thousands except share amounts)
(Unaudited)
	September 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$9,265	$9,455
Accounts receivable (net of allowance for doubtful accounts of $551 and $154 in 2014 and 2013, respectively)	6,722	3,765
Federal income tax receivable	236	113
Current deferred tax asset	174	184
Prepaid expenses	264	349
Total current assets	16,661	13,866

Long term investments	3,169	3,122
Capitalized software development costs, net	2,697	1,028
Deferred tax asset	745	1,476
Goodwill	12,712	12,712
Fixed assets, net	738	744
Other assets	133	144
Total assets	$36,855	$33,092

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$632	$655
Accrued expenses	1,296	898
Deferred revenue	11,047	9,092
Long term debt, current portion	-	1,397
Total current liabilities	12,975	12,042

Deferred revenue, non-current portion	3,159	1,708
Long term debt, non-current portion	-	2,989
Other long term liabilities	51	60
Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $0.001 per share, 10,000,000 authorized, no shares issued or outstanding	-	-
Common stock, par value $0.001 per share, 40,000,000 authorized, 20,967,617 and 19,592,117 shares issued at September 30, 2014 and December 31, 2013, respectively	25	20
Additional paid-in capital	18,401	15,834
Treasury stock, 403,581 shares, at cost, at September 30, 2014 and December 31, 2013	(1,452)	(1,452)
Retained earnings	3,696	1,891
Total stockholders’ equity	20,670	16,293
Total liabilities and stockholders’ equity	$36,855	$33,092

GlobalSCAPE, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income
(In thousands, except per share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013

Operating Revenues:
Software licenses	$2,291	$2,432	$6,789	$6,752
Maintenance and support	3,790	3,493	11,181	10,153
Professional services	409	412	933	1,237
Total Revenues	6,490	6,337	18,903	18,142
Operating Expenses:
Cost of revenues	277	250	679	782
Selling, general and administrative	4,173	3,492	13,077	11,137
Research and development	513	923	1,722	2,653
TappIn intangible asset impairment and earnout liability elimination	-	(128)	-	(128)
Depreciation and amortization	263	265	580	787
Total operating expenses	5,226	4,802	16,058	15,231
Income from operations	1,264	1,535	2,845	2,911
Other expense, net	(11)	(39)	(58)	(130)
Income before income taxes	1,253	1,496	2,787	2,781
Income tax expense	471	(791)	982	(404)
Net income	$782	$2,287	$1,805	$3,185
Comprehensive income	$782	$2,287	$1,805	$3,185

Net income per common share -
Basic	$0.04	$0.12	$0.09	$0.17
Diluted	$0.04	$0.12	$0.09	$0.17

GlobalSCAPE, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)
	For the Nine Months Ended September 30,
	2014	2013
Operating Activities:
Net income	$1,805	$3,185
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	318	29
Depreciation and amortization	580	787
Stock-based compensation	380	522
Deferred taxes	740	(1,030)
Excess tax deficiency from share-based compensation	367	83
TappIn intangible asset impairment and earnout liability elimination	-	(128)
Subtotal before changes in operating assets and liabilities	4,190	3,448
Changes in operating assets and liabilities:
Deferred revenue	3,405	948
Accrued expenses	398	(149)
Income tax receivable and payable	(490)	(107)
Prepaid expenses	85	8
Other assets	10	(62)
Other long-term liabilities	(6)	(2)
Accounts payable	(24)	(6)
Accounts receivable	(3,275)	(251)
Net cash provided by operating activities	4,293	3,827
Investing Activities:
Software development costs	(2,028)	(686)
Purchase of property and equipment	(215)	(65)
Purchase of TappIn, Inc. and earnout payments	-	(500)
Interest on long term investments	(47)	(47)
Net cash (used in) investing activities	(2,290)	(1,298)
Financing Activities:
Proceeds from exercise of stock options	2,559	231
Tax deficiency (benefit) from stock-based compensation	(367)	(83)
Notes payable principle payments	(4,385)	(999)
Net cash provided by (used in) financing activities	(2,193)	(851)
Net increase (decrease) in cash	(190)	1,678
Cash at beginning of period	9,455	8,079
Cash at end of period	$9,265	$9,757

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$117	$182
Income taxes	$642	$731

GlobalSCAPE, Inc.
Adjusted EBITDA Excluding Infrequent Items
(in thousands)
(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net income (loss)	$782	$2,287	$1,805	$3,185
Add (subtract) items to determine adjusted EBITDA:
Income tax expense	471	(791)	982	(404)
Interest expense, net	12	39	59	130
Depreciation and amortization:
Total depreciation and amortization	263	265	580	787
Amortization of capitalized software development costs	(186)	(47)	(359)	(151)
Stock-based compensation expense	120	225	380	522
Infrequent item:
TappIn intangible asset impairment and earnout liability elimination	-	(128)	-	(128)
Adjusted EBITDA Excluding Infrequent Items	$1,462	$1,850	$3,447	$3,941